UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4), and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

www.proxydocs.com/NYCB

You are receiving this email because you are enrolled to receive NEW YORK COMMUNITY BANCORP, INC.‘s Annual Meeting Materials, and to vote on the matters to be presented at the Annual Meeting, via the Internet.

Your consent to receive this e-mail may have been given to us in the past or, if you are an employee of the Company, was provided to us by New York Community Bancorp, Inc.

Important Notice Regarding the Availability of Proxy Materials for the 2018 NEW YORK COMMUNITY BANCORP, INC. Annual Meeting of Shareholders:

MEETING DATE: June 5, 2018

RECORD DATE: April 10, 2018

CUSIP NUMBER: 649445H99

Each e-mail(s) you received represent(s) shares held in one of the following accounts:

NAME

NYCB 2012 STOCK INCENTIVE PLAN

NEW YORK COMMUNITY BANCORP, INC. ESOP

NEW YORK COMMUNITY BANCORP, INC. 401K

NEW YORK COMMUNITY BANCORP, INC.’s Board of Directors unanimously recommends that the Company’s shareholders vote “FOR” the election of directors, “FOR” the ratification of KPMG, LLP as the Company’s independent auditor, “FOR” an advisory vote to approve compensation for the executive officers disclosed in the Proxy Statement.

Your vote is very important. We urge you to take a moment now to follow the instructions provided in this e-mail below and cast your vote. To view the Annual Meeting Materials and to enter your voting instructions, please go to the Internet site specified below. If your browser supports secure transactions, you will be automatically directed to a secure site.

www.proxydocs.com/NYCB

To access this Internet site, you will need your CONTROL NUMBER:

•	CONTROL NUMBER:

Internet voting will be accepted up to 11:59 p.m. (EDT) on Monday, June 4, 2018, EXCEPT for shares held by employees in the NEW YORK COMMUNITY BANCORP, INC. Benefit Plans listed above. The cut-off for accepting voting instructions for shares of common stock held in the Company’s Benefit Plans is 11:59 p.m. (EDT) on Wednesday, May 30, 2018.

If you are an employee and are enrolled for electronic delivery of your NEW YORK COMMUNITY BANCORP, INC., Annual Meeting Materials, and still wish to receive hard copies, you may contact NEW YORK COMMUNITY BANCORP, INC.‘s Human Resources Benefits Department or visit:

www.investorelections.com/NYCB

If you would like to cancel your enrollment, please go to www.investorelections.com/NYCB. If you would like to change your e-mail address, please go to www.proxyconsent.com/NYCB. You will need your CONTROL NUMBER to make any changes.

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from an internet service provider and/or telephone companies, which must be borne by the shareholder.

Questions regarding this communication should be directed to your advisor or the company’s Investor Relations Department. For questions specific to the proxydocs.com/NYCB website, please reply to this e-mail and include the original text and subject line for identification purposes.